UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2011
CKx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34794	27-0118168

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-838-3100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 10, 2011, CKx, Inc., a Delaware corporation, which we refer to herein as the Company, Colonel Holdings, Inc., a Delaware corporation, which we refer to herein as Parent, and Colonel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, which we refer to herein as Merger Sub, entered into an Agreement and Plan of Merger, which is referred to as the Merger Agreement, pursuant to which, among other things, Merger Sub will commence a tender offer, which is referred to as the tender offer, to acquire all of the Company’s outstanding shares of common stock, par value $0.01 per share, for $5.50 per share payable net to the seller in cash, which we refer to as the offer price. The merger agreement also provides that following completion of the tender offer, Merger Sub will be merged with and into the Company, which we refer to as the merger, with the Company surviving the merger as a wholly owned subsidiary of Parent. At the effective time of the merger, all remaining outstanding shares of common stock not tendered in the tender offer (other than shares of common stock owned by Parent, Merger Sub, the Company and its subsidiaries and certain of the Company’s significant shareholders as set forth in a non-tender and support agreement described below), will be acquired for cash at the offer price and on the terms and conditions set forth in the merger agreement.
     This summary of the principal terms of the merger agreement and the copy of the merger agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the merger agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.
     The merger agreement provides that Parent will cause Merger Sub to commence, and Merger Sub will commence, the tender offer no later than May 17, 2011. In the tender offer, each share of common stock accepted by Merger Sub in accordance with the terms of the tender offer will be exchanged for the right to receive the offer price. Parent will cause Merger Sub to accept for payment, and Merger Sub will accept for payment, all shares of common stock validly tendered and not withdrawn, pursuant to the terms of the tender offer, as soon as practicable following the tender offer’s expiration date (in no event sooner than 20 business days after the tender offer has commenced).
     Neither the tender offer nor the merger is subject to a financing condition. Simultaneously with the execution of the merger agreement, Apollo Investment Fund VII, L.P. and certain of its affiliated investment funds, whom we refer to as the equity investors, provided an equity commitment letter to Parent obligating the equity investors to provide funds in the form of cash equity and Goldman Sachs Bank USA and certain other lenders, whom we refer to as the lenders, provided a debt commitment letter to Parent and Merger Sub obligating the lenders to provide debt financing (we refer to the cash equity and the debt financing collectively as the financing). The availability of the debt financing is subject to certain customary conditions to closing consistent with those contained in the merger agreement.
     The financing will provide funds to Parent sufficient to permit Parent and Merger Sub to pay all of the consideration in the tender offer and the merger and related fees and expenses of the transactions contemplated by the merger agreement and to repay certain debt of the Company and its subsidiaries.

In addition, simultaneous with the execution of the merger agreement, the equity commitment letter and the debt commitment letter, Apollo Investment Fund VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P. and Apollo Investment Fund (PB) VII, L.P. have provided the Company with a limited guarantee which guarantees the obligation of Parent to pay the Company a reverse termination fee that may be owed pursuant to the merger agreement in the event of a termination the merger agreement by the Company under certain circumstances. The limited guarantee is attached hereto as Exhibits 2.2 and is incorporated by reference herein. The foregoing description of the limited guarantee does not purport to be complete and is qualified in its entirety by reference to the document as filed as an exhibit hereto.
     Merger Sub’s obligation to accept for payment and pay for all shares of common stock validly tendered pursuant to the tender offer is subject to the condition that the number of shares of common stock validly tendered and not withdrawn, together with the shares subject to a non-tender and support agreement as described below, represents at least a majority of the total number of shares of common stock outstanding, which is referred to as the minimum condition. The Company has also granted to Parent and Merger Sub an irrevocable option, which Parent or Merger Sub will, if applicable, exercise after completion of the tender offer, to purchase newly-issued shares of common stock at the offer price which, when added to the shares of common stock already owned by Parent and Merger Sub following completion of the tender offer, will constitute one share of common stock more than 90% of the shares of common stock entitled to vote on the merger on a fully diluted basis, which we refer to as the top-up option. If Parent or Merger Sub acquires more than 90% of the outstanding shares of common stock, including through exercise of the top-up option, it will complete the merger through the “short form” procedures available under Delaware law.
     The obligation of Merger Sub to accept for payment and pay for all shares of common stock validly tendered and not withdrawn pursuant to the tender offer is subject to the satisfaction or waiver of a number of other customary closing conditions as set forth in the merger agreement.
     The merger agreement contains certain termination rights by the Company and Parent including, with respect to the Company, in the event that the Company enters into a superior proposal. In connection with the termination of the merger agreement under specified circumstances, including with respect to the acceptance of a superior proposal by the Company, the Company may be required to pay Parent a termination fee equal to $20,000,000. In the case of specified terminations, the Company must also reimburse Parent for its expenses up to $7,500,000, provided that payment of Parent’s expenses by the Company is credited against payment of the termination fee in certain circumstances. Additionally, Parent must pay the Company a reverse termination fee equal to $40,000,000 if the merger agreement is terminated by the Company under certain circumstances.
     The merger agreement and the transactions contemplated therein were approved by a majority of the board of directors of the Company and by a majority of the independent directors.
     The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     The merger agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the merger agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the merger agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the merger agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.
     The Company will file a solicitation/recommendation statement with the SEC in connection with the tender offer, and, if required, will file a proxy statement or information statement with the SEC in connection with the merger. Stockholders are strongly advised to read these documents if and when they become available because they will contain important information about the tender offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about the Company, the tender offer and the merger, if any, when available, without charge, at the SEC’s internet site (http://www.sec.gov). In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about the Company, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to CKx, Inc., Attention: Investor Relations, 650 Madison Avenue, New York, New York 10022 or on the Company’s website (http://ir.CKx.com).
Item 3.03 Material Modification to Rights of Security Holders
     In connection with the Company’s entry into the merger agreement, the Company and Mellon Investor Services LLC as Rights Agent entered into an amendment, which we refer to as the second amendment, to the Rights Agreement, dated as of June 24, 2011, as amended. The terms of the second amendment provide that, among other things, neither of the tender offer, the execution of the merger agreement nor the consummation of the merger or the other transactions contemplated by the merger agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, none of Parent, Merger Sub, any person party to a non-tender and support agreement (defined below) or any of their respective affiliates or associates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) by virtue of the tender offer, the approval, execution, delivery, adoption or performance of the merger agreement, the support agreements or the consummation of the merger or any other transactions contemplated thereby.
     The foregoing description of the Rights Agreement and the second amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the second amendment, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.
     The description contained in Item 5.03 is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 9, 2011, the board of directors of the Company approved an amendment to the Amended and Restated Bylaws of the Company, which amendment is effective as of May 10, 2011. The amendment removed from the bylaws the provision prohibiting action by the Company’s holders of common stock, par value $0.01 per share, without a meeting by written consent and added to the bylaws the following language:
“Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”
     The amendment to the bylaws is set forth in Exhibit 3.1 hereto.
Item 8.01 Other Events
Support Agreements
     Concurrently with the entry into the merger agreement, Robert F.X. Sillerman and certain of his affiliates, in their capacities as stockholders and option holders of the Company, entered into a non-tender and support agreement, dated as of May 10, 2011, with Parent, which we refer to herein as the non-tender and support agreement. Pursuant to the non-tender and support agreement, such stockholders and option holders have agreed, among other things: (i) to not tender into the offer, (ii) to support the merger and the other transactions contemplated by the merger agreement and (iii) to receive, subject to the terms and conditions of the non-tender and support agreement, either the offer price in exchange for each of it shares of common stock or to exchange a portion (subject to a maximum) of its shares for common stock of Parent. The non-tender and support agreement will terminate if the merger agreement is also terminated.
     Parent also entered into a support letter agreement, dated as of May 10, 2011, with The Promenade Trust, which we refer to throughout this document as the Trust. The Trust is the holder of all outstanding shares of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the Company. This support letter agreement provides, among other things, that the Trust will (i) vote in opposition to and not support any transactions that compete with those contemplated by the merger agreement, (ii) not transfer or convert its Series B Convertible Preferred Stock or Series C Convertible Preferred Stock of the Company (which we refer to collectively as the Company preferred shares) prior to the consummation of the merger and (iii) in its capacity as a holder of the Company preferred shares, consent to the merger (to the extent such consent is necessary). This support letter agreement will also terminate if the merger agreement is terminated.

Press Release
     On May 10, 2011, the Company issued a press release announcing the execution of the merger agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
2.1	Agreement and Plan of Merger among Colonel Holdings, Inc., Colonel Merger Sub, Inc. and CKx, Inc., dated as of May 10, 2011

2.2	Limited Guarantee between Apollo Investment Fund VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., Apollo Investment Fund (PB) VII, L.P. and CKx, Inc., dated as of May 10, 2011

3.1	Amendment, dated as of May 10, 2011, to the Amended and Restated Bylaws of the Company

4.1	Amendment No. 2, dated as of May 10, 2011, to the Rights Agreement, dated as of June 24, 2010, as amended, between CKx, Inc. and Mellon Investor Services LLC as rights agent

99.1	Press Release, issued May 10, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKx, Inc.
Dated: May 11, 2011	By:	/s/ Howard J. Tytel
		Name:	Howard J. Tytel
		Title:	Senior Executive Vice President, Director of Legal and Government Affairs

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger among Colonel Holdings, Inc., Colonel Merger Sub, Inc. and CKx, Inc., dated as of May 10, 2011

2.2	Limited Guarantee between Apollo Investment Fund VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., Apollo Investment Fund (PB) VII, L.P. and CKx, Inc., dated as of May 10, 2011

3.1	Amendment, dated as of May 10, 2011, to the Amended and Restated Bylaws of the Company

4.1	Amendment No. 2, dated as of May 10, 2011, to the Rights Agreement, dated as of June 24, 2010, as amended, between CKx, Inc. and Mellon Investor Services LLC as rights agent

99.1	Press Release, issued May 10, 2011